EXHIBIT 10.1



            COMPENSATION ARRANGEMENTS WITH CERTAIN EXECUTIVE OFFICERS

           The following information is as of May 13, 2005:

           On April 12, 2005, KSW, Inc. (the "Company") approved the annual base salaries (effective as of January 1, 2005) of certain executive officers of the Company. The following table sets forth the annual base salary levels of the following named executive officers of the Company (as of January 1, 2005) for the year ending December 31, 2005 and the year ended December 31, 2004:

Name and Principal Position            Year        Salary
---------------------------            ----        ------

Richard W. Lucas                       2005       $125,000
Chief Financial Officer                2004       $115,000

James F. Oliviero                      2005       $170,000
General Counsel                        2004       $160,000


           Also on April 12, 2005, the Company authorized the award of cash bonuses to certain executive officers of the Company. The following table sets forth cash bonuses in respect of the year ending December 31, 2005 and the year ended December 31, 2004 for the following named executive officers:

Name and Principal Position            Year        Bonus
---------------------------            ----        -----

Richard W. Lucas                       2005       $20,000
Chief Financial Officer                2004       $20,000

James F. Oliviero                      2005       $30,000
General Counsel                        2004       $30,000


           The Company may terminate the employment of Messrs. Lucas and Oliviero at will.